Exhibit 99.2

Restaurant Brands International Inc. Announces Pricing of Second Lien Senior Secured Notes Offering

Toronto, Ontario – November 14, 2019 – Restaurant Brands International Inc. (“RBI”) (TSX/NYSE: QSR, TSX: QSP), 1011778 B.C. Unlimited Liability Company (the “Issuer”) and New Red Finance, Inc. (the “Co-Issuer” and, together with the Issuer, the “Issuers”) announced today that the Issuers priced an offering of $750 million aggregate principal amount of 4.375%% Second Lien Senior Secured Notes due 2028 (the “2019 Senior Notes”). The aggregate principal amount of the 2019 Senior Notes was decreased from the previously announced $1,000 million aggregate principal amount as a result of the reduction in the repayment of the Term Loan B Facility (defined below), based on strong demand for the Term Loan B Facility in connection with the anticipated amendments to the Term Loan B Facility described below. The 2019 Senior Notes will have a maturity date of January 15, 2028. The close of the 2019 Senior Notes is expected to be completed on or about November 19, 2019 (the “Closing Date”).

The 2019 Senior Notes were priced at 100% of their face value. The 2019 Senior Notes will be second lien senior secured obligations of the Issuers guaranteed on a senior secured basis by each of the subsidiaries that guarantee the Issuers’ obligations under the existing senior secured credit facilities.

On or about the Closing Date, the Issuers also intend to enter into Amendment No. 4 to the existing credit agreement (the “2019 Amendment”), providing for, among other things, a maturity extension of the existing term loan B facility (the “Term Loan B Facility”) and the reduction of the interest rate margins and the interest rate floors applicable to the Term Loan B Facility.

RBI expects to use the net proceeds from the offering of the 2019 Senior Notes, together with cash on hand, to repay approximately $750 million of outstanding loans under the Term Loan B Facility and to pay related fees and expenses.

The 2019 Senior Notes and the related guarantees have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the U.S. absent registration or an applicable exemption from the registration requirements under the Securities Act and applicable state securities laws.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About Restaurant Brands International

Restaurant Brands International Inc. is one of the world’s largest quick service restaurant companies with more than $33 billion in system-wide sales and over 26,000 restaurants in more than 100 countries and U.S. territories. RBI owns three of the world’s most prominent and iconic quick service restaurant brands – TIM HORTONS®, BURGER KING®, and POPEYES®. These independently operated brands have been serving their respective guests, franchisees and communities for over 45 years.

Forward-Looking Statements

This press release includes forward-looking statements, which are often identified by the words “may,” “might,” “believes,” “thinks,” “anticipates,” “plans,” “expects,” “intends” or similar expressions and reflect management’s expectations regarding future events and operating performance and speak only as of the date hereof. These forward-looking statements include statements about RBI’s and the Issuers’ expectations and beliefs regarding their ability to complete the issuance of the 2019 Senior Notes, enter into the 2019 Amendment and repay certain outstanding indebtedness. The factors that could cause actual results to differ materially from RBI’s expectations are detailed in filings of RBI with the U.S. Securities and Exchange Commission and on SEDAR in Canada, such as its annual and quarterly reports and current reports on Form 8-K, and include the following: risks related to RBI’s substantial indebtedness, which could adversely affect its financial condition and prevent it from fulfilling its obligations. RBI undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date hereof.

SOURCE Restaurant Brands International Inc.

Investors: investor@rbi.com; Media: media@rbi.com

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